Granite Point Mortgage Trust Inc. Reports
Fourth Quarter and Full Year 2023 Financial Results
and Post Quarter-End Update

NEW YORK, February 14, 2024 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter and full year ending December 31, 2023, and provided an update on its activities subsequent to quarter-end. A presentation containing fourth quarter and full year 2023 financial results can be viewed at www.gpmtreit.com.

“During 2023, in light of the challenging macro environment, we prudently managed our business by actively managing our loan portfolio and maintaining a strong liquidity position, actions which protected our investors’ capital”, said Jack Taylor, president and Chief Executive Officer of GPMT. “Over the course of the year, we realized over $725 million of loan repayments, paydowns and resolutions, repaid our maturing convertible notes with cash and maintained a level of leverage that remains meaningfully below our target range, given the ongoing market uncertainty. In addition, our proactive portfolio management has resulted in a reduction of our office exposure by over 30% over the last couple of years. While maintaining a defensive stance, we have opportunistically deployed capital into our own securities, and, given the attractive relative value, during 2023 we repurchased about 3.8% of our common shares, generating attractive returns and meaningful book value accretion for our shareholders.”

Fourth Quarter 2023 Activity
•Recognized GAAP Net (Loss)(1) of $(17.1) million, or $(0.33) per basic share, inclusive of a $(21.6) million, or $(0.42) per basic share, provision for credit losses.
•Generated Distributable (Loss)(2) of $(26.4) million, or $(0.52) per basic share, inclusive of a write-off of $(33.3) million, or $(0.65) per basic share. Distributable Earnings(2) before realized losses were $7.0 million, or $0.14 per basic share.
•Book value per common share was $12.91 as of December 31, 2023, inclusive of $(2.71) per common share of total CECL reserve.
•Declared and paid a cash dividend of $0.20 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Funded $15.2 million in prior loan commitments and upsizes.
•Realized $255.2 million of total UPB in loan repayments, principal paydowns, amortization and loan resolutions.
•Opportunistically repurchased 1.0 million common shares, or approx. 2.0% of its common shares outstanding, resulting in book value accretion of approx. $0.16 per share.
•Resolved a $92.6 million senior loan that had been on nonaccrual status. The resolution involved a coordinated sale of the collateral property located in San Diego, CA, and the Company providing a new senior floating rate loan with a UPB of $48.8 million to the new ownership group, which invested meaningful fresh cash equity in the property. As a result of this transaction, the Company incurred a loss of approx. $(33.3) million.
•Opportunistically sold a $31.8 million senior loan collateralized by a property located in Dallas, TX. As a result of this transaction, the Company incurred a loss of approx. $(16.8) million.
•Carried at quarter-end a 98% floating rate loan portfolio with $2.9 billion in total commitments comprised of over 99% senior loans. As of December 31, 2023, portfolio weighted average stabilized LTV was 63.6%(3) and a realized loan portfolio yield was 8.3%(4).
•Weighted average loan portfolio risk rating was 2.8 at December 31, 2023, with approx. 81% of loans risk ranked 3 or better.
•Total CECL reserve at quarter-end was $137.1 million, or 4.7% of total portfolio commitments.
•Increased the borrowing capacity of the JPMorgan financing facility up to $525 million and modified other terms, resulting in additional cash proceeds to the Company of $100 million.
•Ended the quarter with over $188 million in cash on hand and a total leverage ratio(5) of 2.1x.

Full Year 2023 Activity
•Recognized GAAP Net (Loss)(1) of $(77.6) million, or $(1.50) per basic share, inclusive of a $(104.8) million, or $(2.03) per basic share, provision for credit losses.
•Generated Distributable (Loss)(2) of $(17.0) million, or $(0.33) per basic share, inclusive of write-offs of $(54.3) million, or $(1.05) per basic share. Distributable Earnings(2) before realized losses were $37.3 million, or $0.72 per basic share.
•Realized $730.2 million of total UPB in loan repayments, principal paydowns, amortization and loan resolutions, which consisted of approx. 35% office, 28% multifamily, 21% hotel, 10% industrial and 5% retail properties.

•During 2023, opportunistically repurchased approx. 2.0 million common shares, or approx. 3.8% of common shares outstanding, resulting in total book value accretion of approx. $0.35 per share.
•Over the course of 2023, extended the maturities of the Morgan Stanley, Goldman Sachs and JPMorgan financing facilities to June 2024, July 2024 and July 2025, respectively.
•Successfully refinanced GPMT 2019-FL2 CRE CLO, retiring inefficient liabilities and releasing approx. $85 million in cash.

Post Quarter-End Update
•So far in Q1 2024, funded $7.1 million on existing loan commitments.
•Received $5.9 million from loan payoffs and paydowns.
•As of February 9th, carried approximately $170 million in unrestricted cash.

(1)Represents Net Income Attributable to Common Stockholders.
(2)Please see page 6 for Distributable Earnings and Distributable Earnings before realized losses definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Portfolio yield includes nonaccrual loans.
(5)Borrowings outstanding on repurchase facilities, non-mtm repurchase facility, secured credit facility, CLO’s, asset-specific financing and convertible senior notes, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on February 15, 2024, at 11:00 a.m. ET to discuss fourth quarter and full year 2023 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the News & Events link. For those unable to attend, a telephone playback will be available beginning February 15, 2024, at 12:00 p.m. ET through February 22, 2024, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13743745. The call will also be archived on the Company’s website in the Investor Relations section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2022, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS	(unaudited)
Loans held-for-investment	$2,718,486	$3,350,150
Allowance for credit losses	(134,661)	(82,335)
Loans held-for-investment, net	2,583,825	3,267,815
Cash and cash equivalents	188,370	133,132
Restricted cash	10,846	7,033
Real estate owned, net	16,939	—
Accrued interest receivable	12,380	13,413
Other assets	34,572	32,708
Total Assets	$2,846,932	$3,454,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$875,442	$1,015,566
Securitized debt obligations	991,698	1,138,749
Asset-specific financings	—	44,913
Secured credit facility	84,000	100,000
Convertible senior notes	—	130,918
Dividends payable	14,136	14,318
Other liabilities	22,633	24,967
Total Liabilities	1,987,909	2,469,431
Commitments and Contingencies
10.00% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized	—	1,000
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and 50,577,841 shares and 52,350,989 issued and outstanding, respectively	506	524
Additional paid-in capital	1,198,048	1,202,315
Cumulative earnings	67,495	130,693
Cumulative distributions to stockholders	(407,233)	(350,069)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	858,898	983,545
Non-controlling interests	125	125
Total Equity	$859,023	$983,670
Total Liabilities and Stockholders’ Equity	$2,846,932	$3,454,101

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$59,377	$60,025	$254,733	$208,500
Cash and cash equivalents	2,126	1,394	9,002	2,354
Total interest income	61,503	61,419	263,735	210,854
Interest expense:
Repurchase facilities	21,963	18,966	86,593	49,452
Secured credit facility	3,108	383	12,290	383
Securitized debt obligations	18,622	16,639	72,975	51,631
Convertible senior notes	—	3,824	6,975	17,527
Term financing facility	—	—	—	1,713
Asset-specific financings	478	623	2,902	1,669
Senior secured term loan facilities	—	—	—	3,754
Total interest expense	44,171	40,435	181,735	126,129
Net interest income	17,332	20,984	82,000	84,725
Other (loss) income:
Revenue from real estate owned operations	1,104	—	2,622	—
(Provision for) benefit from credit losses	(21,571)	(16,508)	(104,807)	(69,265)
Gain (loss) on extinguishment of debt	—	—	238	(18,823)
Realized losses on sales	—	(1,702)	—	(1,702)
Fee income	53	—	134	954
Total other (loss) income	(20,414)	(18,210)	(101,813)	(88,836)
Expenses:
Compensation and benefits	4,546	3,686	21,711	20,225
Servicing expenses	1,284	1,421	5,313	5,718
Expenses from real estate owned operations	2,080	—	5,977	—
Other operating expenses	2,480	3,887	10,289	10,754
Total expenses	10,390	8,994	43,290	36,697
(Loss) income before income taxes	(13,472)	(6,220)	(63,103)	(40,808)
Provision for (benefit from) income taxes	1	6	95	17
Net (loss) income	(13,473)	(6,226)	(63,198)	(40,825)
Dividends on preferred stock	3,601	3,626	14,451	14,502
Net (loss) income attributable to common stockholders	$(17,074)	$(9,852)	$(77,649)	$(55,327)
Basic (loss) earnings per weighted average common share	$(0.33)	$(0.19)	$(1.50)	$(1.04)
Diluted (loss) earnings per weighted average common share	$(0.33)	$(0.19)	$(1.50)	$(1.04)
Dividends declared per common share	$0.20	$0.20	$0.80	$0.95
Weighted average number of shares of common stock outstanding:
Basic	51,156,015	52,350,989	51,641,619	53,011,806
Diluted	51,156,015	52,350,989	51,641,619	53,011,806

Net (loss) income attributable to common stockholders	$(17,074)	$(9,852)	$(77,649)	$(55,327)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
	(unaudited)	(unaudited)
Reconciliation of GAAP Net (Loss) to Distributable (Loss)(1):

GAAP Net (Loss)	$(17,074)	$(77,649)
Adjustments for non-distributable earnings:
Provision for (benefit from) credit losses	21,571	104,807
Non-cash equity compensation	1,066	6,979
(Gain) loss on extinguishment of debt	—	(238)
Depreciation and Amortization on Real Estate Owned	1,399	3,375
Distributable Earnings(1) before realized losses and write-offs	$6,962	$37,274
Loan write-offs	(33,324)	(54,274)
Distributable (Loss)(1)	$(26,362)	$(17,000)
Basic weighted average shares outstanding	51,156,015	51,641,619
Distributable Earnings(1) before realized losses and write-offs per basic common share	$0.14	$0.72
Distributable (Loss)(1) per basic common share	$(0.52)	$(0.33)
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2022, and for all subsequent reporting periods ending on or after December 31, 2022, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to overtime serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings is considered a key indicator of our ability to generate sufficient income to pay our common dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall run-rate operating performance of our business.
For reporting purposes, we define Distributable Earnings as net income attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the quarter and year ended December 31, 2023, we recorded provision for credit losses of $(21.6) million $(104.8) million, respectively, which has been excluded from Distributable Earnings, consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. During the quarter and year ended December 31, 2023, we recorded $1.4 million and $3.4 million, respectively, in depreciation and amortization on real estate owned and related intangibles, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. During the year ended December 31, 2023, we recorded a $0.2 million gain on early extinguishment of debt, which has been excluded from Distributable Earnings consistent with certain one-time events pursuant to our existing policy for reporting Distributable Earnings as a helpful indicator in assessing the overall run-rate operating performance of our business.

During the year ended December 31, 2023, we recorded $(54.3) million of realized losses on loan investments consisting of (i) $(33.3) million realized loss representing a write-off of an allowance for credit losses related to the resolution of a loan secured by an office property located in San Diego, CA, (ii) $(16.8) million realized loss representing a write-off of an allowance for credit losses related to the transfer to loans held-for-sale of a loan secured by an office property located in Dallas, TX, and (iii) $(4.2) million realized loss representing a write-off of an allowance for credit losses related to the transfer to REO of a loan secured by an office property located in Phoenix, AZ. These realized losses have been included in Distributable Earnings pursuant to our existing policy for reporting Distributable Earnings referenced above.

Distributable Earnings does not represent net income or cash flow from operating activities and should not be considered as an alternative to GAAP net income, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

We believe it is useful to our stockholders to present Distributable Earnings before realized losses to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable Earnings and Distributable Earnings before realized losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers.